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                                                         EXHIBIT 21 SUBSIDIARIES



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                                                 Direct or Indirect             Percentage Owned
                                            - - - - - - - - - - - - - -    - - - - - - - - - - - - -
   Cybernet Internet
   Dienstleistungen AG
   Germany                                          Direct                                      100%

   Vianet EDV Dienstleistungs
   GmbH
   Austria                                          Direct                                      100%


    Eclipse s.p.a.
    Italy                                           Indirect                                     66%


   Cybernet Internet
   Beteiligungs GmbH
   Germany                                          Indirect                                     100%


   Open:Net Internet Solutions
   GmbH
   Germany                                          Indirect                                     100%


   Cybernet E-Commerce GmbH
   & Co. KG Limited Partnership
   Germany                                          Indirect                                     100%


   SunWeb Internet Services AG
   Switzerland                                      Direct                                       51%

   Flashnet, S.p.A.                                 Direct                                      100%
   Italy
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